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                                                                    EXHIBIT 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 dated December 15, 1995) pertaining to the Amtech Corporation 1995 Long-Term Incentive Plan of our report dated February 15, 1995, with respect to the consolidated financial statements of Amtech Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.



                                            /s/    Ernst & Young LLP
                                            -----------------------------------
                                                   Ernst & Young LLP



Dallas, Texas
December 15, 1995